Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

RUBY TUESDAY, INC.

(Exact name of obligor as specified in its charter)

See Table of Additional Registrants

Georgia	63-0475239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 West Church Avenue Maryville, TN	37801
(Address of principal executive offices)	(Zip code)

7 5/8% Senior Notes due 2020

(Title of the indenture securities)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
RTBD, Inc. **	Delaware	46-0486505
RT Finance, Inc.	Delaware	20-1187242
Ruby Tuesday GC Cards, Inc.	Colorado	20-8654931
RT Tampa Franchise, LP	Delaware	72-1375290
RT Orlando Franchise, LP	Delaware	62-1375105
RT South Florida Franchise, LP	Delaware	72-1373535
RT New York Franchise, LLC	Delaware	63-1231154
RT Southwest Franchise, LLC	Delaware	63-1189715
RT Michiana Franchise, LLC	Delaware	63-1228739
RT Franchise Acquisition, LLC	Delaware	62-1811438
RT Kentucky Restaurant Holdings, LLC	Delaware	72-1527435
RT Florida Equity, LLC	Delaware	20-1187159
RTGC, LLC	Colorado	82-0550770
RT Detroit Franchise, LLC	Delaware	63-1228738
RT Michigan Franchise, LLC	Delaware	63-1228760
RT West Palm Beach Franchise, LP	Delaware	63-1200359
RT New England Franchise, LLC	Delaware	63-1214970
RT Long Island Franchise, LLC	Delaware	63-1204072
Ruby Tuesday, LLC	Delaware	62-1821391
RT Indianapolis Franchise, LLC	Delaware	62-1856016
RT Denver Franchise, LP	Delaware	63-1192621
RT Omaha Franchise, LLC	Delaware	63-1207442
RT KCMO Franchise, LLC	Delaware	63-1197020
RT Portland Franchise, LLC	Delaware	62-1813724
RT St. Louis Franchise, LLC	Delaware	62-1856010
RT Western Missouri Franchise, LLC	Delaware	62-1856082
RT Minneapolis Franchise, LLC	Delaware	63-1202746
RT Las Vegas Franchise, LLC	Delaware	63-1214969
4721 RT of Pennsylvania, Inc.	Pennsylvania	63-1185374
RTT Texas, Inc.	Texas	20-5382461
RTTT, LLC	Texas	20-5389194
RT Arkansas Club, Inc.	Arkansas	71-0814308
RT Jonesboro Club	Arkansas	62-1852726
Ruby Tuesday of Conway, Inc.	Arkansas	26-1209146
Ruby Tuesday of Russellville, Inc.	Arkansas	26-2711601
Ruby Tuesday of Bryant, Inc.	Arkansas	26-4146703
RT KCMO Kansas, Inc.	Kansas	48-1208463
RT Louisville Franchise, LLC	Delaware	72-1377151
RT McGhee Tyson, LLC	Delaware	62-1793508
RT One Percent Holdings, Inc.	Delaware	62-1852817
RT One Percent Holdings, LLC	Delaware	62-1856689
Quality Outdoor Services, Inc.	Tennessee	62-1551466
RT Airport, Inc.	Delaware	62-1793509
RT O’Toole, LLC	Delaware	62-1800556
RT Smith, LLC	Delaware	62-1800557
RT Millington, LLC	Delaware	62-1800875
Wok Hay 2, LLC	Delaware	26-0164934
RT Distributing, LLC	Tennessee	20-5696096
RT Northern California Franchise, LLC	Delaware	62-1813723
RTTA, LP	Texas	20-2560035
RT Restaurant Services, LLC	Delaware	20-1187283

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
RT New Hampshire Restaurant Holdings, LLC	Delaware	72-1527438
RT Minneapolis Holdings, LLC	Delaware	62-1857189
RT Omaha Holdings, LLC	Delaware	74-3028647
RT Denver, Inc.	Georgia	63-1192623
RT Louisville, Inc.	Georgia	72-1381527
RT Orlando, Inc.	Georgia	62-1697231
RT South Florida, Inc.	Georgia	62-1697232
RT Tampa, Inc	Georgia	72-1380574
RT West Palm Beach, Inc.	Georgia	63-1196980

The address for each additional registrant is 150 West Church Avenue, Maryville, Tennessee 37801.

**	The one exception is RTBD, Inc., which is 300 Delaware Avenue, Suite 1233, Wilmington, Delaware 19801.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 11th day of January, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

EXHIBIT 6

January 11, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$16,931
Interest-bearing balances	74,188
Securities:
Held-to-maturity securities	0
Available-for-sale securities	204,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	30
Securities purchased under agreements to resell	24,666
Loans and lease financing receivables:
Loans and leases held for sale	31,929
Loans and leases, net of unearned income	728,980
LESS: Allowance for loan and lease losses	14,500
Loans and leases, net of unearned income and allowance	714,480
Trading Assets	40,930
Premises and fixed assets (including capitalized leases)	7,618
Other real estate owned	4,074
Investments in unconsolidated subsidiaries and associated companies	581
Direct and indirect investments in real estate ventures	86
Intangible assets
Goodwill	21,545
Other intangible assets	19,703
Other assets	57,739

Total assets	$1,218,796

LIABILITIES
Deposits:
In domestic offices	$876,434
Noninterest-bearing	234,742
Interest-bearing	641,692
In foreign offices, Edge and Agreement subsidiaries, and IBFs	76,676
Noninterest-bearing	2,323
Interest-bearing	74,353
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,985
Securities sold under agreements to repurchase	11,823

Dollar Amounts In Millions
Trading liabilities	23,232
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,783
Subordinated notes and debentures	16,786
Other liabilities	35,449

Total liabilities	$1,089,168

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,518
Retained earnings	20,950
Accumulated other comprehensive income	7,541
Other equity capital components	0

Total bank equity capital	128,528
Noncontrolling (minority) interests in consolidated subsidiaries	1,100

Total equity capital	129,628

Total liabilities, and equity capital	$1,218,796

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Carrie Tolstedt